VERIFICATION OF ASSIGNMENT TO LEWIS B. FREEMAN
                       BY MORTGAGE.COM, INC.; VERIFICATION
                     OF SCHEDULES OF MORTGAGE.COM, INC. AND
             ACCEPTANCE OF ASSIGNMENT UNDER OATH BY LEWIS B. FREEMAN

                    Verification of Assignment and Schedules

         The undersigned, Seth Werner, President and Chief Executive Officer, hereby verifies the assignment (the "Assignment") of all of the rights, title, and interest in and to all of the assets, as indicated on Exhibit "A" to the Assignment for the Benefit of Creditors filed with this Court on December 14, 2000, and further verifies each of the facts set forth in the Schedules annexed to the Assignment as Exhibits A and B.

                                       MORTGAGE.COM, INC, Assignor

/s/
---------------------------            By:  /s/ Seth Werner
Witness                                   --------------------------------------
                                           Seth Werner, President and
                                           Executive Officer
/s/
---------------------------
Witness


STATE OF FLORIDA            )
COUNTY OF MIAMI-DADE        )

         SWORN TO and SUBSCRIBED before me on this 14th day of December, 2000, by Seth Werner as President and Chief Executive Officer of Mortgage.com, Inc. (who is personally known to me) or (who has produced as identification) and who
(did) (did not) take an oath.


                                       /s/ Candis Trusty
                                       -----------------------------------------
                                       Notary Public, State of Florida
                                       Printed Name:  Candis Trusty
                                       My Commission Expires: